UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 3, 2025, the Board of Directors (the “Board”) of Plug Power Inc. (the “Company”) determined to change the previously announced record date and date of the Company’s special meeting of stockholders.

As previously disclosed, the Company had scheduled a special meeting of stockholders to be held on January 15, 2026 with a record date for determining stockholders entitled to vote at the special meeting of December 4, 2025. The Board has approved a revised record date of December 12, 2025 and a revised special meeting date of January 29, 2026. The Board determined to change the record date and special meeting date to provide stockholders additional time to recall shares that may be on loan through their brokers and to ensure maximum stockholder participation in the voting process.

The purpose of the special meeting remains unchanged. Only stockholders of record as of the close of business on December 12, 2025 will be entitled to receive notice of, and to vote at, the special meeting.

The Company intends to file a definitive proxy statement with the Securities and Exchange Commission reflecting the new record date and special meeting date. Stockholders are encouraged to read the definitive proxy statement and any other relevant materials when they become available because they will contain important information about the matters to be considered at the special meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: December 5, 2025	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer